Registration No. 333-

As filed with the Securities and Exchange Commission on January 19, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Sundial Growers Inc.

(Exact name of registrant as specified in its charter)

Province of Alberta	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	#300, 919 – 11 Avenue SW Calgary, AB T2R 1P3 (403) 948-5227
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SUNDIAL GROWERS INC. RESTRICTED AND PERFORMANCE SHARE UNIT PLAN JULY 29, 2019

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

Telephone: +1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, no par value (“Common Shares”)	21,118,760(1)	U.S.$0.58(2)	U.S.$12,248,880.80	U.S.$1,135.47
(1)	This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 21,118,760 Common Shares, no par value, of Sundial Growers Inc. (the “Registrant”) to be offered under the Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Common Shares to be issued in connection with any stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated pursuant to Securities Act Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on the Nasdaq Global Select Market on January 13, 2022.

EXPLANATORY NOTE

The Registrant is filing this registration statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 21,118,760 additional Common Shares (the “Stock”) of the Company issuable pursuant to the Plan.  The Registrant first registered the offer and sale of 8,939,255 shares of the Stock in connection with the Plan on its registration statement on Form S-8 (File No. 333-233156) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2019.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, filed on August 8, 2019, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index below.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)          To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 19, 2022.

Sundial Growers Inc. (Registrant)

Date: January 19, 2022	/s/ Zachary George
	By:	Zachary George
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zachary George and James Keough as his or her true and lawful attorney-in-fact and agent, upon the action of any such appointee, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Sundial Growers Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 (“Registration Statement”) under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration Statement and any amendments to such Registration Statement (including post-effective amendments), to file the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 19 day of January, 2022 by the following persons in the following capacities:

Signature	Title
/s/ Zachary George	Chief Executive Officer & Director (Principal Executive Officer)
Zachary George
/s/ James Keough	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James Keough
/s/ James Gregory Mills	Non-Executive Chairman and Director
James Gregory Mills
/s/ Gregory George Turnbull	Director
Gregory George Turnbull
/s/ Lori S. Ell	Director
Lori S Ell
/s/ Bryan Daniel Pinney	Director
Bryan Daniel Pinney

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on January 19, 2022.

/s/ Donald J. Puglisi
By:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates

EXHIBIT INDEX

4.1	The Registrant’s Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))
4.2	The Registrant’s bylaws, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1/A, filed with the Commission on July 30, 2019 (File No. 333-232573)
4.3	Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))
4.4	Sundial Growers Inc. Stock Option Plan July 29, 2019 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))
5.1*	Opinion of McCarthy Tétrault LLP, with respect to the legality of the securities being registered
23.1*	Consent of KPMG LLP
23.2*	Consent of McCarthy Tétrault LLP (included in the opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)

* Filed herewith